Exhibit 99.1

CERo Therapeutics Holdings, Inc. Announces Reverse Stock Split

SOUTH SAN FRANSCISCO, Calif., Jan. 06, 2025 (GLOBE NEWSWIRE) – CERo Therapeutics Holdings, Inc., (Nasdaq: CERO) (“CERo” or the “Company”) an innovative immunotherapy company seeking to advance the next generation of engineered T cell therapeutics that employ phagocytic mechanisms, today announced that its board of directors has determined to effect a one-for-one hundred reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The reverse stock split will take effect at 12:01 a.m. Eastern Time on January 8, 2025, and the Company’s Common Stock will begin trading on a split-adjusted basis on The Nasdaq Global Market (“Nasdaq”) as of the opening of trading on January 8, 2025.  The CUSIP number of 71902K303 will be assigned to the Company’s Common Stock when the reverse stock split becomes effective.

When the reverse stock split becomes effective, every one hundred (100) of the Company’s issued shares of Common Stock will be combined into one issued share of Common Stock, without any change to the par value per share. This will reduce the number of outstanding shares of Common Stock from approximately 260 million shares to approximately 2.6 million shares.

Proportional adjustments will also be made to the number of shares of Common Stock awarded and available for issuance under the Company’s equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of the Company’s outstanding stock options and other equity securities under the Company’s equity incentive plans. Additionally, all outstanding shares of preferred stock will be adjusted in accordance with their terms, which will, among other changes to the preferred stock terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such preferred stock and to the conversion prices of such preferred stock. All outstanding warrants will also be adjusted in accordance with their terms, which will, among other changes to the warrant terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such warrants and to the exercise and redemption prices of such warrants.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fraction of a share of Common Stock of the Company will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the consequence of the reverse stock split reflected in their accounts on or after January 8, 2025. Such beneficial holders may contact their bank, broker, or nominee for more information.

The reverse stock split ratio approved by the board of directors is within the previously disclosed range of ratios for a reverse stock split authorized by the stockholders of the Company at the Autumn 2024 Special Meeting of Stockholders of the Company held on November 11, 2024.

On July 19, 2024, the Company received a letter (the “Bid Price Requirement Letter”) from the staff at Nasdaq notifying the Company that, for the 30 consecutive trading days prior to the date of the Bid Price Requirement Letter, the closing bid price for the Common Stock had been below the minimum $1.00 per share, as set forth in Nasdaq Listing Rule 450(a)(1), which is required for continued listing of the Common Stock on Nasdaq (the “Bid Price Requirement”). On October 24, 2024, the Company received a letter from the staff at The Nasdaq Global Market notifying the Company that, because its Common Stock had a closing bid price of $0.10 or less for ten consecutive trading days, it was no longer eligible to rely upon the 180-day cure period set forth in the Bid Price Requirement Letter. Such deficiency results in the commencement of delisting proceedings. However, the Company presented a compliance plan to Nasdaq at a hearing on December 17, 2024 with respect all applicable deficiencies.

The Company believes that the reverse stock split will increase the market price for its Common Stock and cure the deficiency in the Bid Price Requirement.

About CERo Therapeutics Holdings, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. This novel cellular immunotherapy platform is expected to redirect patient-derived T cells to eliminate tumors by building in engulfment pathways that employ phagocytic mechanisms to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated activity of CER-T cells will afford them greater therapeutic application than currently approved chimeric antigen receptor (“CAR-T”) cell therapy, as the use of CER-T may potentially span both hematological malignancies and solid tumors. CERo anticipates initiating clinical trials for its lead product candidate, CER-1236, in 2024 for hematological malignancies.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of CERo the timing and completion of the reverse stock split, and the acceptance and implementation of its proposed plan of compliance with Nasdaq continued listing standards. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 2, 2024, and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Chris Ehrlich

Interim Chief Executive Officer

cehrlich@cero.bio

Investors:

CORE IR

investors@cero.bio